SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

August 26, 2007

Date of Report

(Date of Earliest Event Reported)

HUTTON HOLDINGS CORPORATION

  (Exact Name of Registrant as Specified in its Charter)

Nevada                   000-51724                 87-1578749

 (State or other Jurisdiction)  (Commission File No.)   (IRS Employer I.D. No.)

3945 S. Wasatch Blvd. #282

Salt Lake City, Utah 841214

 (Address of Principal Executive Offices)

(801)-244-2423

 (Registrant's Telephone Number)

N/A

 (Former Name or Former Address if changed Since Last Report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

          (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

          (17 CFR 240.13e-4)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

1.01

On August  26, 2007, the Company entered into an Agreement for Share Exchange (the “Agreement”) with China Valley Development Limited, a British Virgin Islands company (“CVDL”) and Cai Yingren and Wu Wen, individually, the owners and shareholders of CVDL (the “Shareholders”)

Pursuant to the terms of the Agreement, HUTTON shall acquire a 100% ownership interest in CVDL from the Shareholders.  Consideration to be paid by HUTTON to the Shareholders shall be a total of 29,750,000 shares of its common stock and 5,000,000 shares of its preferred stock (the “Exchange Shares”) in exchange for 100% of the ownership interests in CVDL. According to the terms of the Agreement, Cai Yingren shall receive 19,337,500 shares of common stock and 3,250,000 shares of preferred stock and Wu Wen shall receive 10,412,500 shares of common stock and 1,750,000 shares of preferred stock. The Exchange shall take place according to the terms of the Agreement and in accordance with applicable law.  Immediately following completion of the share exchange transaction through the issuance of the Exchange Shares, HUTTON shall have a total of approximately 50,000,000 shares of its common stock and 5,000,000 shares of its preferred stock issued and outstanding. The Agreement will close subject to the provisions and conditions of the Agreement and the discretion of the parties.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

2.01 On August 26, 2007, the Company closed the transaction set forth in the Agreement with CVDL and the Shareholders described above in Item 1.01. Pursuant to the terms of the Agreement, HUTTON has acquired a 100% ownership interest in CVDL from the Shareholders.  Consideration paid by HUTTON to the Shareholders consisted of a total of 29,750,000 shares of its common stock and 5,000,000 shares of its preferred stock (the “Exchange Shares”) in exchange for 100% of the ownership interests in CVDL. According to the terms of the Agreement, Cai Yingren received 19,337,500 shares of common stock and 3,250,000 shares of preferred stock and Wu Wen received 10,412,500 shares of common stock and 1,750,000 shares of preferred stock. The Exchange took place according to the terms of the Agreement and in accordance with applicable law.  Following the closing, HUTTON now has a total of approximately 50,000,000 shares of its common stock and 5,000,000 shares of its preferred stock issued and outstanding.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The Agreement is incorporated by reference and attached hereto as Exhibit 2.1.

A Certificate of Designation filed with the Nevada Secretary of State on August 29, 2007 is attached as Exhibit 4.1 hereto

The audited financial statements of CVDL for the years ended December 31, 2006 and 2005, and the unaudited financial statements as of and for the six months ended June 30, 2007, to the extent required to be filed as part of this Current Report on Form 8-K/A, are not currently available.  Such financial statements shall be filed by amendment to this report on Form 8-K within 75 days of the Closing Date.

The unaudited Pro Forma Consolidated Financial Statements as of December 31, 2006 and as of June 30, 2007, to the extent required to be filed as part of this Current Report on Form 8-K/A, are not currently available.  Such financial information shall be filed by amendment to this report on Form 8-K within 75 days of the Closing Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2007

Hutton Holdings Corporation

By:	/s/ Lau Hing Bun
Lau Hing Bun
Director